SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

              The Reader's Digest Association, Inc.
        (Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
   or Investment Company Act Rule 20a-1(c).
[ ]$500 per each party to the controversy pursuant to Exchange Act Rule
   14a-6(i)(3).
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
   11.

1) Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined:

4)   Proposed maximum aggregate value of transaction:

[ ]Fee paid previously with preliminary materials.

[ ]Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:




[LOGO APPEARS HERE]


                                          October __, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual
Meeting of Stockholders of The Reader's Digest
Association, Inc. to be held at 9:00 a.m. on Friday, November 12, 1999, at the Company's DeWitt Wallace
Auditorium, Reader's Digest Road, Chappaqua, New York.
Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

     The accompanying Notice of Meeting and Proxy
Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to stockholders on the affairs of the Company, and stockholders will have an opportunity to discuss matters of interest concerning the Company.

     Although only holders of record of the Company's
Class B Voting Common Stock at the close of business on September 21, 1999 are entitled to vote at the Meeting, we invite all stockholders of the Company, including the holders of the Company's Class A Nonvoting Common Stock, to attend.

     If you are entitled to vote at the Meeting, it is important that your shares be represented, whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy in the enclosed return envelope, whether or not you plan to attend the meeting in person.


                            Sincerely yours,



                            /s/THOMAS O. RYDER
                            Thomas O. Ryder
                            Chairman and Chief Executive
                            Officer
[LOGO APPEARS HERE]


       NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

The Annual Meeting of Stockholders of The Reader's Digest
Association, Inc. (the "Company") will be held at the Company's DeWitt Wallace Auditorium, Reader's Digest Road,
Chappaqua, New York, on Friday, November 12, 1999 at 9:00 a.m., New York time, to consider and take action on the following matters:

    (1) election of Directors of the Company;

    (2) a proposal to amend the 1994 Key Employee Long Term
        Incentive Plan to increase the number of shares of Class A Nonvoting Common Stock available for awards under that plan;

    (3) a proposal to approve the business criteria, maximum amount and eligible employees for performance shares under the 1994 Key Employee Long Term Incentive Plan;

    (4) a proposal to approve the business criteria, maximum amount and eligible employees for awards under the Senior
        Management Incentive Plan;

    (5) a proposal to amend the Company's Certificate of Incorporation so that the issuance or sale of Class B Voting Common Stock to any employee benefit plan will require approval by vote of the Class B Voting Common Stock holders; and

    (6) such other business as may properly come before the meeting.

The record date for the Meeting is September 21, 1999.
The Company is required to send notice of the Meeting only to record holders of the Company's Class B Voting Common
Stock at the close of business on the record date. Only those stockholders are entitled to attend the Meeting and to vote those shares at the Meeting. Holders of the Company's Class A Nonvoting Common Stock on the record date are also welcome to attend the Meeting.

                            By  Order of the Board of Directors:


                            /s/ C.H.R. DUPREE
                            C.H.R. DuPree
                            Vice President and Corporate Secretary
October __, 1999



                         PROXY STATEMENT


                       GENERAL INFORMATION

Annual Meeting Time and Location

     The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company") will be held at the Company's Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 12, 1999 at 9:00 a.m., New York time. Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

Principal Executive Offices of the Company

     The mailing address of the principal executive offices of the Company is Pleasantville, New York 10570.

Record Date; Securities Entitled to be Voted at the Meeting

     The record date for the Meeting is September 21, 1999. Only shares of the Company's Class B Voting Common Stock (the "Class B Voting Common Stock") held by holders of record at the close of business on the record date are entitled to vote at the Meeting. Each share of Class B Voting Common Stock is entitled to one vote. On September 21, 1999, 21,716,057 shares of Class B Voting Common Stock were outstanding.

     The Class A Nonvoting Common Stock is not entitled to be voted at the Meeting. Holders of Class A Nonvoting Common Stock are receiving this Proxy Statement for information purposes only and will not receive a proxy card.

Meeting Admittance Procedures

     Only stockholders of record on the record date, or their duly appointed proxy holders (not to exceed one per stockholder), may attend the Meeting. If you or your proxy holder plans to attend the Meeting, please return the longer portion of the enclosed admission card. We will then place your name on an admission list held at the entrance to the Meeting. Please save the shorter portion of the admission card. You will have to present the shorter portion of the admission card to gain entrance to the Meeting.

     If you plan to attend the Meeting and vote your shares in person, but your shares are held in the name of a broker, trust, bank or other nominee, you should also bring with you a proxy or letter from the broker, trustee, bank or nominee confirming that you beneficially own the shares.

Proxies Solicited by the Board of Directors

     This Proxy Statement, and the proxy card that accompanies the Proxy Statement to the holders of the Class B Voting Common
Stock, are first being sent or given to stockholders on or about
October __, 1999.

     The accompanying proxy card is solicited by the Board of Directors of the Company. You may revoke your proxy by giving written notice to the Corporate Secretary of the Company at any time before your proxy is voted. The Board of Directors will vote valid proxies that it receives in favor of the election of the Board's nominees (except to the extent that authority is withheld). The Board will vote those proxies on the management proposals and on the stockholder proposals as stated in the instructions in the proxy. Your presence at the meeting does not of itself revoke the proxy.

     The Company will bear the cost of the solicitation of proxies through use of this Proxy Statement, including reimbursement of brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc. to solicit proxies on behalf of management for an estimated fee of $3,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, regular employees of the Company may solicit proxies personally, or by mail, telephone or electronic transmission, without additional compensation.

Vote Tabulation

     Abstentions and "broker non-votes" are counted as "present" in determining whether the quorum requirement is satisfied. Abstentions have the same effect as votes against proposals presented to stockholders other than election of directors. "Broker non-votes" would have no effect on any matter considered at the Annual Meeting because they are not considered "shares present" for voting purposes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     As a matter of Company practice, stockholder votes at the Annual Meeting are tabulated on a confidential basis by independent third parties and certain employees of the Company involved in the tabulation process. Each stockholder proxy card and ballot are kept confidential until the final vote is tabulated. Disclosure may be made, however, if applicable law requires, if the proxy card contains a stockholder comment or question or if the proxy solicitation is contested.


              PROPOSAL NO. 1--ELECTION OF DIRECTORS

Nominees

     The Board of Directors currently consists of nine members who are elected annually to hold office until the next Annual Meeting or until their successors are duly elected and qualified. George V. Grune, who is currently a Director, has reached the mandatory retirement age and is not eligible to stand for re-election at the 1999 Annual Meeting. Consequently, the number of Directors will be eight.

     The affirmative vote of a plurality of the votes cast by the holders of the Class B Voting Common Stock present in person or represented by proxy and entitled to vote thereon is necessary to elect a Director. If no contrary indication is made, proxies will be voted for the nominees named below or, in the event any such nominee is not a candidate or is unable to serve as a Director at the time of the election (which is not now expected), for any nominee who is designated by the Board of Directors to fill such vacancy. All nominees named below are incumbent members of the Board of Directors.

     Set forth below opposite the name and age of each nominee are the nominee's present positions and offices with the Company, the year in which the nominee was first elected a Director of the Company and the nominee's principal occupations during the past five years.

                                   Positions and Offices With the Company and
         Name and Age              Principal Occupations During the Past Five
                                                           Years

Thomas O. Ryder (55)               Mr. Ryder has been Chairman of the Board
                                   and Chief Executive Officer and a Director of the Company since April 1998. Mr. Ryder was President, American Express Travel
                                   Related Services International, a division of American Express Company, from October
                                   1995 to April 1998. Prior to October 1995, he served as President, Establishment
                                   Services--Worldwide of American Express
                                   Travel Related Services. Mr. Ryder is also a director of StarTek, Inc.

Lynne V. Cheney  (58)              Dr. Cheney joined the Board of Directors in
                                   1993. She is an author and lecturer and has been a senior fellow of the American
                                   Enterprise Institute for Public Policy
                                   Research since January 1993.  Prior to
                                   January 1993, she served as Chairman of the National Endowment for the Humanities. Dr.
                                   Cheney is also a director of IDS Mutual
                                   Fund Group, Lockheed-Martin Corporation and
                                   Union Pacific Resources Group, Inc.

M. Christine DeVita  (49)          Ms. DeVita has been a member of the Board
                                   of Directors of the Company since 1993.
                                   She has been President of the DeWitt
                                   Wallace-Reader's Digest Fund, Inc. and the
                                   Lila Wallace-Reader's Digest Fund, Inc.
                                   since June 1989.

James E. Preston  (66)             Mr. Preston has been a member of the Board
                                   of Directors of the Company since 1994. He retired as Chairman of the Board of Avon
                                   Products, Inc. (beauty and related
                                   products) in May 1999, a position he had held since January 1989; he was Chief
                                   Executive Officer prior to July 1998, and
                                   President prior to November 1993.  Mr.
                                   Preston also serves on the board of
                                   directors of Aramark, Inc., Cyberian
                                   Outpost, Inc. and Venator Group, Inc.

Lawrence R. Ricciardi  (59)        Mr. Ricciardi has been a member of the
                                   Board of Directors of the Company since
                                   1998.  He is Senior Vice President and
                                   General Counsel of International Business
                                   Machines Corporation, a position he has
                                   held since May 1995.  Prior to May 1995,
                                   Mr. Ricciardi was President and General
                                   Counsel of RJR Nabisco Holdings Corp.

C.J. Silas  (67)                   Mr. Silas has been a member of the Board of
                                   Directors of the Company since 1992. He retired in May 1994 as Chairman and Chief
                                   Executive Officer of Phillips Petroleum
                                   Company, positions he had held since 1985.
                                   Mr. Silas is also a director of Halliburton
                                   Company.

William J. White  (61)             Mr. White has been a member of the Board of
                                   Directors of the Company since 1996. He has been a professor at the Robert R.
                                   McCormick School of Engineering and Applied
                                   Sciences at Northwestern University since
                                   January 1998. He retired as Chairman of the Board of Bell & Howell Company
                                   (information access and mail processing
                                   systems) in December 1997, a position he had held since 1990. Mr. White also served as Chief Executive Officer of Bell & Howell
                                   Company until March 1997 and as President until February 1995. Mr. White is also a director of Bell & Howell Company, Ivex
                                   Packaging Corporation and TJ International,
                                   Inc.

Ed Zschau  (59)                    Mr. Zschau has been a member of the Board
                                   of Directors of the Company since January
                                   1999. He is a professor of management at the Graduate School of Business
                                   Administration of Harvard University, where he joined the faculty in 1996. He is also a Visiting Professor at Princeton
                                   University.  Mr. Zschau was General
                                   Manager, IBM Corporation Storage Systems
                                   Division of International Business Machines
                                   Corporation from April 1993 to July 1995 and was Chairman and Chief Executive
                                   Officer of Censtor Corp. from July 1988 to
                                   April 1993. Mr. Zschau is also a director of GenRad, Inc. and StarTek, Inc.


Corporate Governance Guidelines

The Board of Directors of the Company believes that the responsibility of Directors is to oversee the management of the Company. That responsibility includes:

- Promoting the best interests of the Company and its stockholders in directing the Company's business and affairs;

- Evaluating the performance of the Company and the Chief
  Executive Officer and taking appropriate action, including removal, when warranted;

- Selecting, evaluating and fixing the compensation of the Chief
  Executive Officer and senior management of the Company and establishing policies regarding the compensation of members of management;

- Reviewing succession plans and management development programs for members of senior management;

- Reviewing and regularly approving long-term strategic and business plans and monitoring corporate performance against such plans;

- Adopting policies of corporate conduct, including compliance with applicable laws and regulations and maintenance of accounting, financial and other controls, and reviewing the adequacy of compliance systems and controls;

- Evaluating periodically the overall effectiveness of the Board;
  and

- Deciding on matters of corporate governance.

The Board has adopted guidelines to assist it in the exercise of its responsibilities, which are summarized below.

     The Board believes that, under normal circumstances, the Chief Executive Officer of the Company should also serve as the Chairman of the Board. The Chairman of the Board and Chief Executive Officer is responsible to the Board for the overall management and functioning of the Company.

It is the policy of the Board that the Chairmen of the standing Board Committees each act as the chairman at meetings or executive sessions of the outside Directors at which the principal items to be considered are within the scope of the authority of the Committee. This Board believes that this practice provides for leadership at all of the meetings or executive sessions of outside directors, other than the Corporate Governance Committee, without the need to designate a "lead" director.

The Corporate Governance Committee is composed of all of the outside Directors and meets in executive session outside the presence of the Chief Executive Officer and other Company personnel during a portion of each of the Board's regular meetings. In addition, any member of the Corporate Governance Committee may request the Committee Chairman to call an executive session of such Committee at any time. The Chairman of the Corporate Governance Committee serves as the interface between that Committee and the Chief Executive Officer in communicating the matters discussed during outside Directors' executive sessions.

Annually, the Corporate Governance Committee meets in executive session to evaluate the performance of the Chief Executive Officer. In evaluating the Chief Executive Officer, such Committee takes into consideration the executive's performance in both qualitative and quantitative areas, such as: leadership and vision; integrity; keeping the Board informed on matters affecting the Company and its operating units; performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals); development and implementation of initiatives to provide long-term economic benefit to the Company; accomplishment of strategic objectives and development of management.

Directors have open access to the Company's management, subject to reasonable time constraints. Senior management of the Company routinely attend Board and Committee meetings and they and other managers frequently brief the Board and the Committees on particular topics. Long-term strategic and business plans are reviewed annually at one of the Board's regularly scheduled meetings.

The Board plans for succession to the position of Chairman and Chief Executive Officer, and reviews and approves succession plans for other senior management positions. The Chairman and Chief Executive Officer annually presents to the Compensation and Nominating Committee and the Board a report on the Company's senior management resources, development program and succession plan.

The Chairman and Chief Executive Officer establishes the agenda for each Board meeting, although Board members are free to suggest items for inclusion on the agenda. Each Director is free to raise at any Board meeting subjects that are not on the agenda for that meeting or future meetings. A forward agenda of matters requiring focused attention by the Board and each Committee is prepared and distributed prior to the beginning of each calendar year in order to ensure that all required actions are taken in a timely manner and are given adequate consideration. In advance of each Board or Committee meeting, a proposed agenda is distributed to each member. In addition, information and data important to the members' understanding of the matters to be considered, including background summaries of presentations to be made at the meeting, is distributed prior to the meeting. Directors routinely receive monthly financial statements, earnings reports, press releases, analyst reports and other information designed to keep them informed of the material aspects of the Company's business, performance and prospects.

It is the general policy of the Board that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to the operation of a publicly owned company. A substantial portion of the analysis and work of the Board is done by standing Board Committees. A Director is expected to participate actively in the meetings of each Committee to which he or she is appointed. The Board has established the following standing Committees: Audit; Compensation and Nominating; Finance; and Corporate Governance.

The Compensation and Nominating Committee, with direct input from the Chief Executive Officer, recommends to the Board the membership of the various Committees and their Chairmen, and the Board approves the Committee assignments. The Chairmen of the standing Committees are to be rotated at least every three-to-four years. In making its recommendations to the Board, such Committee takes into consideration the need for continuity, subject matter expertise, tenure and the desires of individual Board members. It is the policy for the Board that only non-employee Directors serve on the standing Committees. A Director who is part of an interlocking directorate (i.e., one in which the Chief Executive Officer or another executive officer of the Company serves on the board of another corporation that employs the Director) may not serve on the Compensation and Nominating Committee. The composition of the Compensation and Nominating Committee is reviewed annually to ensure that each of its members meet the criteria set forth in applicable Securities and Exchange Commission and Internal Revenue Service rules and regulations.

Board of Directors and Committees; Responsibilities and Meetings

     During the Company's fiscal year ended June 30, 1999, its Board of Directors held 10 meetings. The Board of Directors of the Company has an Audit Committee, a Compensation and Nominating
Committee, a Corporate Governance Committee and a Finance
Committee.

     The Audit Committee, which met four times during the 1999 fiscal year, is composed of Dr. Cheney (Chairman), Mr. Grune, Mr. Ricciardi and Mr. White. Its functions include: recommending annually to the Board of Directors a firm of independent accountants to audit and review the Company's books and records and approving the scope of such firm's audit; reviewing the adequacy of the Company's internal controls and auditing procedures; reviewing the appropriateness of and effect of changes in the Company's accounting principles and auditing procedures; reviewing the Company's ethics policies and procedures; and reviewing, approving and recommending to the Board the Company's annual financial statements.

     The Corporate Governance Committee met nine times during the 1999 fiscal year. The Committee is composed of all of the non-employee Directors. Its functions include: reviewing governance matters; evaluating the performance of the Chief Executive Officer; reviewing succession planning and management development activities; and reviewing other internal matters of broad corporate significance.

     The Compensation and Nominating Committee, which met eight times during the 1999 fiscal year, consists of Messrs. Silas (Chairman), Preston and White. The Committee's functions include administering certain employee benefit plans; recommending the amount and form of any contribution to The Reader's Digest Employee Ownership Plan and the 401(k) Partnership; reviewing the compensation levels and programs for officers and key personnel and determining incentive compensation for employees of the Company and its subsidiaries; and reviewing and recommending candidates and nominees for election to the Board of Directors.

     The Finance Committee, which met twice during the 1999 fiscal year, is comprised of Ms. DeVita (Chairman) and Messrs. Grune, Ricciardi and Zschau. The Finance Committee's functions include overseeing the financial affairs of the Company, such as the Company's investment policies and programs and those of its employee benefit plans; and advising the Board with respect to corporate financial policies and procedures, dividend policy, financing plans and budgets, foreign exchange management, tax planning and insurance coverage.

     All members of the Board attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period in the 1999 fiscal year that he or she was a Director and (2) the total number of meetings held by all committees of the Board on which he or she served during the period in the fiscal 1999 year that he or she served.

Compensation of Directors

     Non-employee Directors receive an annual retainer in stock and cash. The stock retainer consists of shares of Class A Nonvoting Common Stock equal to $32,000, valued at the average of the closing price on the 20 trading days preceding the first trading day of each calendar year and paid on that date. A cash retainer of $18,000 for non-employee Directors, with an additional $3,000 for each Committee Chairman, is paid in quarterly installments. Each individual who became a non-employee Director prior to April 1, 1998 and who serves as a non-employee Director for more than five years will, upon retirement from the Board, continue to receive annual compensation in the amount of $32,000. Individuals who became non-employee Directors on or after April 1, 1998 receive additional stock and cash while serving as a non-employee Director in lieu of retirement payments. The additional stock consists of shares of Class A Nonvoting Common Stock equal to $20,000, valued at the average of the closing price on the 20 trading days preceding the first trading day of each calendar year and paid on that date. The additional cash amount equals $12,000 and is paid in quarterly installments.

     Under the Deferred Compensation Plan for Non-Employee Directors of The Reader's Digest Association, Inc., non-employee Directors are eligible to defer payment of 50%, 75% or 100% of their cash compensation for certain established deferral periods. Deferred compensation is credited to an unfunded account for each participant, on which interest accrues at a rate determined by a committee comprised of Directors who are not eligible to participate in the plan. Payment of the deferred amounts will be made, at the election of the participant, in a lump sum or in annual installments of from one to 10 years.

     Active and retired Directors and their spouses are eligible to participate in the Reader's Digest Foundation Matching Gift
Program whereby contributions up to $5,000 a year to eligible organizations are double matched by the Foundation.

                    EQUITY SECURITY OWNERSHIP

Principal Stockholders

     The following table shows, based on information reported to the Company by or on behalf of such persons, the ownership, as of September 21, 1999, of the Company's voting securities by the only persons known to the Company to be the beneficial owners of more than five percent of the Class B Voting Common Stock, the only class of voting securities of the Company outstanding:

                                            Amount and nature
   Name and address of beneficial owner     of beneficial          Percent of
                                            ownership                 class

DeWitt Wallace-Reader's Digest Fund, Inc.   7,750,000 shares         35.69%
Two Park  Avenue                            (sole voting and
New York, NY  10016 (1)                     investment power)

Lila Wallace-Reader's Digest Fund, Inc.     7,750,000 shares         35.69%
Two Park Avenue                             (sole voting and
New York, NY  10016 (1)                     investment power)

State Street Bank and Trust Company,        1,716,057 shares          7.90%
as trustee of The Reader's Digest Employee  (shared voting and
Ownership Plan and the 401(k) Partnership   investment power)
(2)

Gabelli Funds, LLC (3)                      754,000 shares            3.47%
One Corporate Center                        (sole voting and
Rye, NY 10580                               investment power)

GAMCO Investors Inc. (3)                    610,900 shares            2.81%
One Corporate Center                        (sole voting and
Rye, NY  10580                              investment power)

Gemini Capital Management Ltd. (3)          35,500 shares             0.17%
c/o Appleby, Spurling & Kempe               (sole voting and
Cedar House, 41 Cedar Avenue                investment power)
Hamilton HM12 Bermuda


(1) As of September 21, 1999, the DeWitt Wallace-Reader's Digest Fund, Inc. (the "DeWitt Wallace Fund") also owned 5,942,240 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 12.71% of the total outstanding common stock of the Company. The Lila Wallace-Reader's Digest Fund, Inc. (the "Lila Wallace Fund" and, together with the DeWitt Wallace Fund, the "Funds") also owned 2,314,558 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 9.35% of the total outstanding common stock of the Company. The Company and the Funds have entered into a Share Exchange Agreement dated as of September 24, 1999 as described in Proposal No. 5 below.

(2) State Street Bank and Trust Company ("State Street") is trustee of the Trust created by the Trust Agreement amended and restated as of July 1, 1992 between The Reader's Digest Association, Inc. and State Street, as trustee, relating to The Reader's Digest Employee Ownership Plan and the 401(k) Partnership (the "Employee Ownership/401(k) Plan"). According to the Schedule 13G filed with the Securities and Exchange Commission by State Street in such capacity, State Street may be deemed to have shared voting and shared dispositive power over the shares listed, but has disclaimed beneficial ownership of all such shares.

(3) As reported on a Schedule 13D filed with the Securities and Exchange Commission by Mario J. Gabelli, Marc J. Gabelli and various entities that either one directly or indirectly controls or for which either one acts as chief investment officer.

     Each of the Funds has five members and a board consisting of five directors. Ms. DeVita and Messrs. Grune and Silas, who are Directors of the Company, are also members and directors of each of the Funds.

Directors, Nominees and Executive Officers

     The following table shows, as to the current Directors and nominees individually, the Named Executive Officers (as listed in the Summary Compensation Table) and the current Directors and executive officers of the Company as a group, the equity securities of the Company that were beneficially owned by them as of September 21, 1999 (except as otherwise noted below).

                                                      Shares of
                                                      Class A Nonvoting
                Name of beneficial owner(1)(2)        Common Stock

           Thomas O. Ryder                            1,010,500(3)(4)
           Lynne V. Cheney                            3,380
           M. Christine DeVita                        3,200
           George V. Grune                            193,100(5)
           James E. Preston                           6,200
           Lawrence R. Ricciardi                      3,250
           C.J. Silas                                 3,200
           William J. White                           6,200
           Ed Zschau                                  1,950
           M. John Bohane                             52,477(3)
           Gregory G. Coleman                         90,414(3)
           George S. Scimone                          85,564(3)
           Christopher P. Willcox                     79,350(3)
           All current Directors, nominees and
           executive officers as a group
           (20 persons)                               1,694,837(3)(4)(5)

(1)"Beneficial ownership" has been determined in accordance with rule 13d-3 under the Securities Exchange Act of 1934. Each Director, nominee or officer had sole voting and investment power over the shares shown, except as noted below. Mr. Ryder beneficially owned 1.17% of the total outstanding shares of Class A Nonvoting Common Stock. Each other Director, nominee or Named Executive Officer beneficially owned less than 1% of the total outstanding shares of Class A Nonvoting Common Stock. All Directors, nominees and executive officers as a group owned 1.97% of the total outstanding shares of Class A Nonvoting Common Stock.

(2) Other than as indicated in footnote 3 below, no Director, nominee or executive officer holds any shares of Class B Voting Common Stock or any shares of preferred stock of the
   Company.   Ms. DeVita and Messrs. Grune and Silas are members
   and directors of the Funds, which together beneficially own 10.01% of the Class A Nonvoting Common Stock and 71.38% of the outstanding Class B Voting Common Stock. See "Principal Stockholders."

(3) Includes shares of Class A Nonvoting Common Stock underlying presently exercisable stock options as follows: Mr. Ryder, 652,500; Mr. Bohane, 42,000; Mr. Coleman, 80,975; Mr. Scimone,
   75,025; Mr. Willcox, 72,650; and all Directors, nominees and current executive officers, 1,051,775. Includes restricted shares of Class A Nonvoting Common Stock as follows: Mr. Ryder, 238,668; Mr. Bohane, 9,500; Mr. Coleman, 6,700; Mr. Scimone, 7,000; Mr. Willcox, 6,700; and all Directors, nominees and current executive officers, 287,168. See "Executive Compensation-Summary Compensation Table." Does not include 22,003 shares of Class B Voting Common Stock over which members of the group have voting authority as a result of their participation in the Employee Ownership/401(k) Plan.

(4) Includes 470,000 shares underlying options held by The
   Thomas O. Ryder 1998 Family Trusts.

(5) Includes 25,000 shares owned by the Grune Family
   Foundation, as to which Mr. Grune disclaims beneficial ownership.

                     EXECUTIVE COMPENSATION


Summary Compensation Table

     The following table sets forth information for each of the fiscal years ended June 30, 1999, 1998 and 1997 concerning the compensation of the individuals whose compensation is required to be disclosed pursuant to Securities and Exchange Commission regulations (collectively, the "Named Executive Officers").

                                              Annual compensation     Long-term compensation          Pay-
                                                                           Awards(1)                  outs
                                    Fiscal
                                    Year                              Restricted       Options/       LTIP   All
Name and principal position         Ended                             stock            SARs           pay-   Other
                                    June 30   Salary     Bonus        awards           #              outs   Compensation(2)

Thomas O. Ryder                      1999     $700,000   $1,328,750           $0               0      $0     $354,550(5)
Chairman and Chief Executive         1998     $131,923           $0   $9,218,500(4)    1,080,000      $0           $0

M. John Bohane                       1999     $483,077     $409,450           $0         680,000      $0       $4,550
President, Global Books and          1998     $330,769     $142,000     $255,906(7)      100,000      $0       $6,084
Home Entertainment and Senior

Gregory G. Coleman                   1999     $381,231     $292,600           $0          44,100      $0       $4,550
President, U.S. Magazine             1998     $347,923     $165,500     $180,481(7)       60,000      $0       $6,084
Publishing and Senior Vice

George S. Scimone                    1999     $349,000     $292,600           $0          44,100      $0       $4,550
Senior Vice President and            1998     $330,538      $89,200     $188,563(7)       84,000      $0       $6,084
Chief Financial Officer (9)          1997     $271,808           $0                            0(10)  $0      $75,838(11)

Christopher P. Willcox               1999     $315,769     $280,800           $0          44,100      $0       $4,550
Senior Vice President and            1998     $265,000      $83,100     $180,481(7)       84,000      $0       $6,084
Editor-in-Chief, Reader's            1997     $265,000           $0                            0(10)  $0       $7,000
Digest Magazine

(1)  All awards are made in or with respect to shares of Class A
Nonvoting Common Stock.

(2) Consists of amounts contributed by the Company to the Employee Ownership/401(k) Plan for the accounts of the Named
Executive Officers, except as otherwise noted below.

(3) Mr. Ryder joined the Company as Chairman of the Board and Chief Executive Officer in April 1998.

(4) Represents 358,000 shares of restricted stock granted in connection with the commencement of Mr. Ryder's employment.
These shares vest as follows: 59,666 shares on September 30, 1998, 59,666 shares on each of December 31, 1998 and 1999, and 89,501 shares on each of June 30, 2000 and 2002. Mr. Ryder is entitled to retain dividends paid on these shares. The restricted stock shown in the table is valued at the closing price of the Class A Nonvoting Common Stock on the NYSE on April 28, 1998, the date of grant. As of June 30, 1999, Mr. Ryder held an aggregate of 238,668 shares of restricted stock, valued at $9,487,053, based on the closing price of the Class A Nonvoting Common Stock on the NYSE on that date. See "Employment Agreements."

(5) Includes a $350,000 payment made on September 14, 1998 to replace a forfeited bonus opportunity from Mr. Ryder's previous employer. See "Employment Agreements."

(6) Mr. Bohane, who served as President, Direct Marketing of the Company until April 1991, returned to the Company as a Senior
Vice President of the Company and President, International
Operations in September 1997.  Mr. Bohane became President,
Global Books and Home Entertainment in July 1998.

(7) Represents shares of restricted stock. These shares vest on April 9, 2000, the second anniversary of their grant. Holders of these shares are entitled to retain dividends paid on these shares. The restricted stock shown in the table is valued at the closing market price of the Class A Nonvoting Common Stock on the NYSE on the date of grant. As of June 30, 1999, the Named Executive Officers held the shares of restricted stock shown in the table, which were valued as follows, based on the closing price of the Class A Nonvoting Common Stock on the NYSE on that date: Mr. Bohane, $377,625; Mr. Coleman, $266,325; Mr. Scimone, $278,250; and Mr. Willcox, $266,325.

(8) Mr. Coleman, who is currently a Senior Vice President of the Company and President, U.S. Magazine Publishing, was Senior
Vice President and Worldwide Publisher from October 1997 to July
1998.

(9) Mr. Scimone, who is currently Senior Vice President and Chief Financial Officer, was Vice President and Chief Financial Officer from September 1997 to July 1998, Vice President of the Company and President of Reader's Digest U.S.A. from November 1996 to September 1997, and Vice President and Corporate Controller from September 1995, when he joined the Company, to November 1996.

(10) No options or SARs were awarded in 1997 to executive officers who had previously received multi-year grants.

(11) Consists of $63,333 in incentive compensation paid in connection with Mr. Scimone's commencement of employment and $12,505 in tax reimbursement related to relocation.


Stock Options and SARs Granted in Last Fiscal Year

     The following table sets forth information concerning stock options and stock appreciation rights granted during the fiscal year ended June 30, 1999 to the Named Executive Officers.

                                          Individual grants
                                                                                          Potential realizable
                                         Percent                                 value at assumed annual rates of stock
                                         of total                              price appreciation for option/SAR term(2)
                                         options/
                               Option    SARs        Exercise
                               s/        granted to  or
                               SARs      employees   Base     Expiration
          Name                 granted   in fiscal   price        Date     0%          5%(3)            10%(4)
                               (#)(1)    year        ($/sh)

 Thomas O. Ryder                  0(5)                                                 $0                $0

 M. John Bohane              68,000       2.68%     18.97     9/20/08      $0    $811,240        $2,055,640

 Gregory G. Coleman          44,100       1.74%     18.97     9/20/08      $0    $526,113        $1,333,143

 George S. Scimone           44,100       1.74%     18.97     9/20/08      $0    $526,113        $1,333,143

 Christopher P. Willcox      44,100       1.74%     18.97     9/20/08      $0    $526,113        $1,333,143

 All Common                   --            --       --          --        $0    $1,284,779,639  $3,255,883,857
 Stockholders(6)

(1) All options and SARs are granted with respect to Class A
   Nonvoting Common Stock. The options vest with respect to 25% of the related shares on each of the first four anniversaries of the grant date.

(2) The values shown are based on the assumed hypothetical compound annual appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules. These hypothetical rates are not intended to forecast either the future appreciation, if any, of the price of Class A Nonvoting Common Stock or the values, if any, that may actually be realized upon such appreciation, and there can be no assurance that the hypothetical rates will be achieved. The actual value realized upon exercise of an option or SAR will be measured by the difference between the price of the Class A Nonvoting Common Stock and the exercise price on the date the option or SAR is exercised.

(3) For the values stated in this column to be realized, the price of the Class A Nonvoting Common Stock would have to appreciate from $18.97 to $30.90 during the 10-year option term.

(4) For the values stated in this column to be realized, the price of the Class A Nonvoting Common Stock would have to appreciate from $18.97 to $49.20 during the 10-year option term.

(5) No stock options were granted to Mr. Ryder during fiscal
   1999 as a result of the grants he received in April 1998 in connection with his employment.

(6) For "All Common Stockholders," the potential realizable values have been calculated on the basis of the same price at which stock options and SARs were granted to the Named Executive Officers and on the basis of the total number of shares of Class A Nonvoting Common Stock and Class B Voting Common
   Stock outstanding on June 30, 1999. An increase in the price of the Class A Nonvoting Common Stock will benefit all holders of such stock and all option holders commensurately.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
Year-End Option/SAR Values

     The following table sets forth information concerning stock options and SARs exercised during the fiscal year ended June 30, 1999 and the fiscal year-end value of unexercised options and SARs for the Named Executive Officers.

                                                   Number of unexercised         Value of unexercised
                                                  options/SARs at fiscal       in-the-money options/SARs
                         Shares                          year end                 at fiscal year end
                       acquired on     Value
         Name           Exercise     Realized    Exercisable  Unexercisable   Exercisable   Unexercisable
 Thomas O. Ryder           --           --         652,500        427,500    $9,193,725    $6,023,475

 M. John Bohane            --           --          12,500        105,500      $228,500    $2,098,540

 Gregory G. Coleman        --           --          62,450         90,850      $185,557    $1,327,698

 George S. Scimone         --           --          26,250        115,050      $210,784    $1,548,749

 Christopher P. Willcox    --           --          51,125         88,200      $191,940    $1,492,218


Long-Term Incentive Plans - Awards in Last Fiscal Year

The following table sets forth information concerning long-term incentive plan awards made during the fiscal year ended June 30, 1999 to each of the Named Executive Officers.


                                            Performance      Estimated future payouts under non-stock
                           Number of        or other               price- based plans
                             shares,        period until
                               units        maturation or
          Name              or other          payout         Threshold(2)  Target(2)  Maximum(2)
                           rights(1)
 Thomas O. Ryder               17,889    7/1/98 - 6/30/00     8.945       17,889     53,667
                               17,889    7/1/98 - 6/30/01     8.945       17,889     53,667

 M. John Bohane                10,733    7/1/98 - 6/30/00     5,367       10,733     32,199
                               10,733    7/1/98 - 6/30/01     5,367       10,733     32,199

 Gregory G. Coleman            5,581     7/1/98 - 6/30/00     2,791        5,581     16,743
                               5,581     7/1/98 - 6/30/01     2,791        5,581     16,743

 George S. Scimone             5,581     7/1/98 - 6/30/00     2,791        5,581     16,743
                               5,581     7/1/98 - 6/30/01     2,791        5,581     16,743

 Christopher P. Willcox        5,581     7/1/98 - 6/30/00     2,791        5,581     16,743
                               5,581     7/1/98 - 6/30/01     2,791        5,581     16,743


(1) Represents awards of Performance Shares under the 1994 Key Employee Long Term Incentive Plan. Performance Shares are awards of shares of Class A Nonvoting Common Stock (subject to such transfer restrictions and other restrictions as the Compensation and Nominating Committee may determine) or the value of such shares based on the average closing price of the Class A Nonvoting Common Stock over the last 20 trading days of the applicable Performance Cycle.

(2) Threshold, target or maximum award payouts are based on the Company's achievement during the Performance Cycle of performance goals relating to reengineering, operating income and earnings per share objectives.

Retirement Plans

     The Company maintains The Reader's Digest Association, Inc. Retirement Plan (the "Qualified Retirement Plans"), which provides benefits for eligible employees. Through June 30, 1999, the Qualified Retirement Plan was structured as a traditional defined benefit plan with benefits determined primarily by average final compensation and years of service. Effective July 1, 1999, the Qualified Retirement Plan was amended so that the present value of accrued benefits under the Qualified Retirement Plan was converted to a cash balance account.

     Under the amended Qualified Retirement Plan, each participant's account is credited with a percentage of the participant's base pay paid in that month. The percentage is determined by the age of the participant. The following table shows the percentages used to determine credits at the ages indicated.

                      Age               Percentage
                     Under 30            3%
                     30-34               4%
                     35-39               5%
                     40-44               6%
                     45-49               8%
                     50-54               10%
                     Over 54             12%

As of July 1, 1999 the ages of the Named Executive Officers were the following: Mr. Ryder, 55; Mr. Bohane, 63; Mr. Coleman, 45;
Mr. Scimone, 52; and Mr. Willcox, 52.

In addition, each participant's cash balance account is credited with interest on a monthly basis. The amount of interest is computed by multiplying the value of the cash balance account as of the beginning of the month by the average yield on one-year Treasury Constant Maturities during the thirteen weeks ending with the last Friday of the preceding calendar quarter plus 100 basis points divided by 12. For the second calendar quarter of 1999, the monthly interest credit is 0.4883 percent.

Amounts calculated under the retirement formula that exceed the limits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), will be paid under the Excess Benefit Retirement Plan of The Reader's Digest Association, Inc. (the "Excess Benefit Plan") from the Company's assets.

     At retirement or other termination of employment, an amount equal to the vested balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or an equivalent annuity. The estimated annual benefits payable under the Qualified Retirement Plan and the Excess Benefit Plan at normal retirement age for each of the Named Executive Officers is as follows: Mr. Ryder, $130,541; Mr. Bohane, $276,150; Mr. Coleman, $211,941; Mr. Scimone, $104,018
and Mr. Willcox, $151,481.

Effective July 1, 1992, the Company adopted The Reader's Digest Executive Retirement Plan (the "1992 Executive Retirement Plan"). Benefits under the 1992 Executive Retirement Plan are based on compensation (consisting of salary and bonus) and years of service. Benefits are reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and certain other Company-provided retirement benefits. Because of the nature of the interdependency among the 1992 Executive Retirement Plan, the Qualified Retirement Plan and the Excess Benefit Plan, it is not possible to present estimated benefits under the 1992 Executive Retirement Plan in tabular format. Benefits payable under the 1992 Executive Retirement Plan, after the reductions for benefits payable under other plans, are currently estimated at $755,210 for Mr. Ryder, $29,133 for Mr. Bohane, $70,769 for Mr. Coleman, $107,935 for Mr. Scimone, and $55,789 for Mr. Willcox. These amounts are based on the assumption that payment under the 1992 Executive Retirement Plan will commence upon retirement at age 65, that the 1992 Executive Retirement Plan will continue in force in its present form and that benefits will be paid in the form of a single life annuity.

The Company is a party to supplemental retirement benefit agreements with certain key employees. Pursuant to the agreement with Mr. Bohane, he is receiving a benefit of $38,360 for 15 years from his original early retirement date of August 1991.
The Company has agreed to pay death benefits under such agreements. The agreement with Mr. Coleman provides that he will receive supplemental retirement benefits of $75,926 per year for 15 years at age 65.

Employment Agreements

On April 28, 1998, the Company entered into an employment agreement with Mr. Ryder as Chairman of the Board and Chief Executive Officer of the Company (the "Ryder Agreement"). The Ryder Agreement has an initial term of three years, which may be terminated earlier under certain circumstances. At the end of the initial three-year period, the term is subject each year to an automatic extension of one year unless one party notifies the other of its intent to terminate the Ryder Agreement.

     As reimbursement for the compensation and benefits that Mr. Ryder forfeited upon termination of his employment with his previous employer, Mr. Ryder received the following upon execution of the Ryder Agreement: (i) stock options in respect of 470,000 shares of Class A Nonvoting Common Stock, which were fully vested and exercisable as of the date of grant; (ii) stock options in respect of 360,000 shares of Class A Nonvoting Common Stock, which become vested and exercisable with respect to one-third of such shares on each of the first three anniversaries of the grant date; and (iii) 358,000 shares of restricted Class A Nonvoting Common Stock, of which 59,666 shares will vest on September 30, 1998, 59,666 shares will vest on each of December 31, 1998 and December 31, 1999 and 89,501 shares will vest on each of June 30, 2000 and June 30, 2001 (collectively, the "Replacement Equity Compensation"). All of the stock options have an exercise price of $25.66 per share, the fair market value for such shares on April 28, 1998, the date of grant. Mr. Ryder also received a cash payment of $350,000 on September 14, 1998 to replace the bonus opportunity he forfeited in respect of the first six months of calendar 1998.

Pursuant to the Ryder Agreement, Mr. Ryder will receive an annual base salary of $700,000 and an annual bonus under the Company's annual incentive compensation plan. As provided for under the Ryder Agreement, on April 28, 1998, Mr. Ryder received stock options in respect of 250,000 shares of Class A Nonvoting Common Stock at an exercise price of $25.66 per share, the fair market value for such shares on the date of grant. In accordance with the Company's current policy, the stock options become vested and exercisable with respect to one-fourth of such shares on each of the first four anniversaries of the date of grant. Future awards of stock options will be granted to Mr. Ryder at the discretion of the Compensation and Nominating Committee as part of the Company's annual stock option program. Under the Ryder Agreement, Mr. Ryder is entitled to all of the employee benefits, fringe benefits and perquisites provided by the Company to other senior executives.

The Agreement provides that in the event Mr. Ryder's employment is terminated by the Company without "cause" or by Mr. Ryder with "good reason" (a "Qualifying Termination"), the Company will pay to Mr. Ryder an amount in cash equal to three times base salary plus two times annual bonus. The latter component of the severance payment must equal the greater of (i) the highest annual bonus paid to Mr. Ryder during the three years preceding his termination and (ii) the originally approved target amount of the highest award under the Management Incentive Compensation Plan outstanding on the date of termination. In the event Mr. Ryder's employment is terminated as the result of his death or "disability," all of his outstanding and unvested stock options and restricted stock shall become immediately vested. In the event of a Qualifying Termination, all of his stock options and shares of restricted stock that are unvested as of the date of such termination will continue to vest during the two-year period immediately following the date of termination. In addition, to the extent unvested, the last tranche of the Replacement Equity Compensation shall vest as of the last day of such two-year period. If Mr. Ryder's employment is terminated other than by the Company for cause or by Mr. Ryder without good reason, Mr. Ryder and his beneficiaries will be entitled to continued welfare benefits for a period of two years.

Under the Ryder Agreement, if Mr. Ryder's employment is terminated on or after age 60 for any reason other than for cause, the Company must pay Mr. Ryder (or, if the event of termination is his death, his estate) an amount equal to the difference between (x) the monthly retirement benefit Mr. Ryder would accrue (without regard to vesting) under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the Executive Retirement Plan, or replacements for those plans, based on his actual service with the Company plus, if Mr. Ryder's employment is terminated either by the Company without cause or by him for good reason, two years, and (y) the amount that he (or his beneficiary) actually receives under such plans. Any such amount will be payable at the same time and in the same form as such payments would have been made under the Qualified Retirement Plan, but will not be subject to any requirements of vesting or any forfeitures. In the event Mr. Ryder's employment is terminated prior to age 60 either by the Company without cause or by Mr. Ryder for good reason, Mr. Ryder will be credited with two additional years of credited service for all purposes (including eligibility and vesting) under the Executive Retirement Plan.
If, after taking into consideration such additional credited service, Mr. Ryder is not deemed to have been terminated after the date on which his age plus years of service equals at least 65 (the "Early Retirement Date"), Mr. Ryder (or his beneficiary) will receive a lump sum payment in the amount of the equivalent actuarial value (as determined under the Qualified Retirement
Plan) of pension credits that would have been earned under the Executive Retirement Plan through the end of the two-year severance period. If after taking into consideration the two additional years of credited service, Mr. Ryder is deemed to have been terminated after his Early Retirement Date (and, in fact, was terminated prior to age 60), Mr. Ryder will receive a benefit under the terms of the Executive Retirement Plan in the form of a life annuity. In the event Mr. Ryder's employment is terminated prior to age 60 for any reason other than by the Company without cause or by Mr. Ryder for good reason, Mr. Ryder will be entitled to receive benefits under the terms of the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the Executive Retirement Plan that generally apply to other senior executives.

The Ryder Agreement also provides that Mr. Ryder will be a participant in the Severance Plan and the Income Continuation Plan described below under "Severance Arrangements" and "Income Continuation Plan." Benefits paid under those plans will be credited against termination benefits payable under the Ryder Agreement.

Under the terms of The Reader's Digest Association, Inc. 1989
Key Employee Long Term Incentive Plan and The Reader's Digest Association, Inc. 1994 Key Employee Long Term Incentive Plan (the "1994 Long Term Incentive Plan"), in the event of a "change in control" of the Company, all unvested stock options held by Mr. Ryder will become immediately vested and exercisable and all restrictions on shares of restricted stock held by Mr. Ryder will immediately lapse. All of the stock options and restricted stock held by Mr. Ryder as of the record date were granted under the 1994 Long Term Incentive Plan. Under both the 1994 Long Term Incentive Plan and the Ryder Agreement, benefits to which Mr. Ryder becomes entitled in connection with a change in control will be reduced to the extent necessary to prevent any portion of those benefits from being considered "excess parachute payments" under Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to Mr. Ryder upon a change in control.

Severance Arrangements

The Company's Severance Plan covers all U.S. corporate employees and the amount of the benefits is dependent upon the employee's grade level and years of service. Under the Severance Plan, any of the Named Executive Officers whose employment is terminated by the Company other than for "cause" (as defined), for death or disability or in connection with certain change-of-control events, will be entitled to receive severance payments in the amount of four weeks of base pay for each completed year of service up to a maximum of 78 weeks of base pay with a minimum of 52 weeks of base pay.

The Company has entered into termination agreements with Messrs. Bohane, Coleman, Scimone and Willcox and certain other key employees of the Company. Each agreement provides generally that, if the employee's employment is terminated by the employee for "good reason" or by the Company except for "cause" (as such terms are defined in the agreement), the employee will be entitled to receive for a severance period of two years from termination (1) bi-weekly severance payments at the rate of the employee's highest annual base salary within 12 months plus the higher of the highest annual bonus within three years of termination or the current annual bonus target and (2) benefits equivalent to continued participation in the Employee Ownership/401(k) Plan and all welfare employee benefit plans. Each agreement also provides for the inclusion of the severance period for purposes of credited service and age under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan and for the continued vesting of stock option, stock appreciation rights, restricted stock, performance units and other awards under the Company's long-term incentive plans during the severance period, exercisability of options and stock appreciation rights thereafter consistent with termination by mutual agreement or retirement, and prorated performance unit payments (to the extent performance goals are met) based on service through the end of the severance period. Benefits paid under the Severance Plan and under the Income Continuation Plan discussed below will be credited against benefits payable under each agreement.


Income Continuation Plan

Under The Reader's Digest Association, Inc. Income Continuation Plan for Senior Management (the "Income Continuation Plan"), each of certain officers and key employees of the Company, including the Named Executive Officers, whose employment is terminated involuntarily (other than for cause, disability, retirement or death) within 24 months following a change in control of the Company, or who terminates employment within 90 days following constructive termination and within 24 months following a change in control of the Company, will be entitled to receive a payment of three full years' base annual salary in effect immediately prior to termination or, if higher, immediately prior to the change in control. Any benefits payable under the Income Continuation Plan will be reduced by any payments made under the Severance Plan and any monthly retirement benefit actually paid under the Qualified Retirement Plan. A participant will also be entitled to certain additional benefits, including a supplemental payment equal to the difference between the participant's monthly retirement benefits under the Qualified Retirement Plan, the Excess Benefit Plan and the 1992 Executive Retirement Plan and the amounts that would have been payable if the participant's credited service under such plans had included the number of months of benefit payments under the Income Continuation Plan (reduced by any months of benefit under the Severance Plan). In addition, the participant will be entitled to receive a lump-sum payment equal to three times the average of the three highest of the five preceding annual cash bonuses awarded to the participant. Benefits under the Income Continuation Plan will be reduced to the extent necessary to prevent any portion of such benefits from being considered "excess parachute payments" under
Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to the participant upon a change in control.

     Stock options, SARs, performance units, performance shares, restricted stock and other awards under The Reader's Digest Association, Inc. Key Employee Long Term Incentive Plans also generally become immediately vested upon a change in control.


       REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

Executive Compensation Philosophy

     The Company's executive compensation program is designed to offer market competitive compensation opportunities, which are tied to individual, financial and stock performance. The purposes of the program are to:

- Retain and attract high caliber executive talent critical to the success of the Company.

- Direct executive attention on performance measures that are important to stockholders.

- Reward executives for performance improvement in financial measures, which lead to increases in the return to stockholders.

- Promote stock ownership to foster commonality of interests between executives and stockholders.

     The Company's executive compensation philosophy is to provide total compensation opportunities competitive with those provided in the markets in which the Company competes for business and for executive resources. The principal objective of the executive compensation program is to attract and retain top caliber executive talent and to motivate and reward the achievement of exceptional performance results. The Company is committed to placing a majority of total compensation at risk by linking incentives to stock performance and to the achievement of financial, operational and strategic goals. In addition, the program attempts to recognize and reward exceptional individual contributions.

     The Company's incentive compensation programs for executive officers are designed to reward participants on the basis of individual and corporate performance that benefit the Company and its stockholders. The Compensation and Nominating Committee (the "Committee") believes that it is desirable for executive compensation to be deductible for federal income tax purposes, but only to the extent that achieving deductibility is practicable, consistent with the Company's overall compensation objectives, and in the best interests of the Company and its stockholders. Accordingly, although the Committee retains discretion to provide compensation programs intended to achieve corporate goals regardless of tax deductibility, the Committee may from time to time take appropriate action intended to qualify compensation as "performance based" for tax deductibility as within the meaning of Section 162(m) of the Internal Revenue Code or action that results in the disqualification of compensation.


Executive Compensation Program Components

     The principal components of the executive compensation program are: base salary, annual incentive bonus and long-term incentive compensation. The Company annually reports to the Committee on the competitiveness of the level and structure of total annual executive compensation, specifically, as it compares to that of a selected group of peer companies with which the Company competes for business and for executive talent. These peer companies include but are not limited to those media and publishing companies reflected in the performance graph appearing elsewhere in this Proxy Statement. The Company regularly receives advice from an independent compensation consultant in structuring compensation plans and setting compensation levels. Periodically, the Committee meets with an outside consultant to assess the competitiveness of the executive compensation program and its effectiveness in linking pay to total stockholder return.

Base Salary

     Base salaries are targeted at the 50th percentile of competitive market data. Salary opportunities are set by annual comparison to external rates of pay for comparable positions. Annually, the Committee reviews and approves individual salary adjustments for executive officers and members of senior management. Salary increases are based on a consideration of individual performance and competence, value-added contributions, changes in responsibility, as well as general movement in external salary levels. Decisions regarding salary adjustments for executive officers and senior management are consistent with the salary increase guidelines in effect for all employees, established each year by the Company. The annual salary increase guidelines are consistent with competitive salary management practices. It is the Committee's belief that base salary increases should not be the primary source of compensation growth for senior executives.

     Following a competitive review of senior management total compensation, and taking into account performance and individual contributions, the Committee approved base salary adjustments for fiscal 1999 for executive officers and certain members of senior management. The increases were in line with competitive salary movement and were in accordance with the Company's annual salary increase guidelines.

Annual Bonus

     Annual performance incentives are designed to reinforce the Company's risk/reward orientation, and to focus the attention of participants on achieving performance targets. Annual bonus targets under the Management Incentive Compensation Plan (MIP) are set at the 50th percentile of competitive practice of peer companies. Annual bonus targets vary by position and level of responsibility. The primary purpose of these awards is to deliver competitive compensation for achieving Company and business unit financial objectives and individual performance goals, which the Committee believes are primary determinants of share price over time. Incentive opportunity under the MIP has both upside potential and downside risk. The upside potential - up to 150% of target - can be attained if performance goals are substantially outperformed. The downside risk is that no payments are made for performance results that fall below an acceptable threshold. In addition, a total Company performance threshold must be met for any awards to be made under the MIP. The corporate performance threshold ensures that an acceptable level of operating results is achieved before any awards are paid to participants.

     The Committee establishes an annual incentive pool equal to aggregate incentive targets. The amount available for the purpose of funding the incentive pool is determined after consideration of the annual performance of the Company and individual business units measured against the operating income goals (on a currency neutral basis) established by the Committee at the start of the fiscal year. If the Company and individual business units achieve or exceed the goals, the incentive pool increases up to 150% of aggregate target awards. If Company and business unit performance fall below the performance threshold, no awards are funded. Once the overall pool is determined, individual awards are decided based upon a combination of business unit financial performance and a review of individual performance against annual goals, which include financial, operational and strategic management objectives. Individual awards may range from 0% - 150% of targeted levels and are made in the sole discretion of the Committee.

     For fiscal 1999, payout of target annual bonus opportunities was dependent upon achieving significant operating income and earnings per share targets. After reviewing the Company's overall performance in relation to the goals established by the Committee at the start of the year, the Committee determined that total Company performance was considerably above targeted performance levels. The Committee, therefore, approved annual bonuses under the MIP for executive officers and members of senior management that reflected the strong performance results achieved. Individual award determinations also took into account the significance and impact of individual contributions to the Company's overall performance results in 1999.


Long-Term Incentive

     The purpose of the long-term incentive component is to closely align the long-term interests of executives with those of shareholders. The long-term incentive program is designed to deliver long-term incentive compensation at the top of the third quartile of general industry long-term incentive compensation levels, with an opportunity to earn superior long-term compensation when exceptional performance is achieved. The long-term incentive component consists of two elements: stock options and the Long-Term Incentive Plan (LTIP), a new multi-year performance plan for senior executives, which is discussed in more detail later in this Report. Stock options make up the majority of the total long-term incentive component for senior executives; the LTIP closes the gap between median and upper quartile competitive long-term incentive opportunities.

     The annual Stock Option Program reinforces the Company's long-term performance orientation and provides the opportunity for participants to share in the value created for stockholders. The annual stock option grant, in combination with base salary and the annual bonus, reflects the Company's philosophy of targeting these elements of compensation at the 50th percentile of the competitive market, with an opportunity to exceed this targeted competitive pay position if stock performance exceeds expectations.

     The annual stock option guidelines for executive officers and senior management were increased in 1999 to ensure the Company continues to maintain its long-term competitive position. Individual grants are based on position and level of responsibility, as well as individual performance. Eligible participants include top management and other senior managers responsible for implementing operational plans designed to achieve the Company's long-term strategic objectives as approved by the Board of Directors.

     In 1999, the Committee approved the new LTIP for a limited group of top executives. Performance shares or share equivalents, are awarded at the beginning of multi-year performance cycles. Awards for the 1999-2000 performance cycle are tied to achieving two-year reengineering milestones, critically important to achieving a turnaround in the Company's performance. Awards for the 1999-2001 cycle are tied to achieving cumulative operating income and earnings per share goals. Payouts at the completion of a cycle will be made in cash and will be based on the extent to which the performance goals are achieved. The value of awards will be based on the stock price at the end of the performance cycle, further strengthening the linkage between executive incentives and shareholder value creation. The Committee believes that the LTIP, in combination with stock options, comprise a total long-term incentive component that underscores the Company's commitment to aligning management incentives with the return delivered to stockholders.

Fiscal 1999 Chief Executive Officer Compensation

     The compensation of the Company's Chief Executive Officer is based on the same factors as compensation for other executive officers. In setting the Chief Executive Officer's target annual compensation, the Committee seeks to be competitive with chief executive officer compensation in peer companies, and to place at least 60% of the Chief Executive Officer's compensation at risk by linking pay to the achievement of the Company's annual and long-term financial and operating goals and the performance of the Company's Class A Nonvoting Common Stock.

     After the close of fiscal 1999, the Committee reviewed the extent to which the financial goals established for the year were attained, and assessed Mr. Ryder's personal contributions to the year's strong performance results. In determining Mr. Ryder's fiscal 1999 annual bonus, the Committee considered a number of important accomplishments including, but not limited to, the significant operating profit improvement, and the substantial progress made in pursuing new business opportunities designed to expand the core business and grow the customer base. In recognition of Mr. Ryder's efforts in restoring financial and operational health, and his outstanding leadership in positioning the Company for future growth and profitability, the Committee awarded Mr. Ryder a bonus slightly above the guideline range provided for under the Management Incentive Plan.

     No stock options were awarded to Mr. Ryder during fiscal 1999 because of the grants he received upon his employment in April 1998. The Committee awarded Mr. Ryder performance shares for the 1999-2000 and 1999-2001 performance cycles under the new Long-Term Incentive Plan. The number of shares granted is consistent with the award guidelines established for participants in the new Long-Term Incentive Plan.


                                The Compensation and Nominating
                                Committee:

                                C.J. Silas, Chairman
                                James E. Preston
                                William J. White


                       PERFORMANCE GRAPHS

The following graph compares the total return to stockholders (stock price plus reinvested dividends) on a $100 investment in each of the following: the Company's Class A Nonvoting Common Stock, the S&P 500 Stock Index and the Dow Jones Media-Publishing Group Index for the year ended June 30, 1999.

[PERFORMANCE GRAPH APPEARS HERE]


                                        June 30,      June 30,
                                         1998          1999

 The Reader's Digest Association, Inc.  100.00        148.52
 Dow Jones Media-Publishing Group       100.00        103.60
 S&P 500                                100.00        122.76

The following graph compares the total return to stockholders (stock price plus reinvested dividends) on a $100 investment in each of the following: the Company's Class A Nonvoting Common Stock, the S&P 500 Stock Index and the Dow Jones Media-Publishing Group Index from June 30, 1994 through June 30, 1999.

[PERFORMANCE GRAPH APPEARS HERE]

                                        June 30,    June 30,    June 30,    June 30,  June 30,   June 30,
                                        1994        1995        1996        1997      1998       1999

The Reader's Digest Association, Inc.   100.00      110.22      110.24      78.74      77.05     114.44
Dow Jones Media-Publishing Group        100.00      114.12      143.74      182.74    250.03     259.03
S&P 500                                 100.00      126.03      158.77      213.84    278.31     341.66

 PROPOSAL NO. 2--APPROVAL OF AMENDMENT OF THE 1994 KEY EMPLOYEE
    LONG TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
                      AVAILABLE FOR AWARDS

     In August 1999, the Compensation and Nominating Committee and the Board of Directors approved the amendment, subject to stockholder approval, of The Reader's Digest Association, Inc. 1994 Key Employee Long Term Incentive Plan (the "1994 Long Term Incentive Plan") to increase the number of shares of Class A Nonvoting Common Stock available for stock-based awards from 10,800,000 shares to 17,300,000, since only 854,320 shares currently remain available for awards prior to this amendment. The purpose of the amended 1994 Long Term Incentive Plan is to enable the Company to offer key employees of the Company and its designated subsidiaries performance-based stock and cash incentives and other equity interests in the Company and other incentive awards, thereby attracting, retaining and rewarding such key employees, and strengthening the mutuality of interests between key employees and the Company's stockholders. This proposal is being submitted to stockholders by the Board of Directors of the Company.

Types of Awards

     Awards under the amended 1994 Long Term Incentive Plan ("Awards") may consist of Stock Options (which may be Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights (which may be Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights), Restricted Stock, Performance Shares, Performance Units and Other Stock-Based Awards. No Awards may be made under the amended 1994 Long Term Incentive Plan after February 11, 2004.

Administration; Amendment and Termination

     The amended 1994 Long Term Incentive Plan is administered and interpreted by a committee of the Company's Directors (the "Committee"), currently comprised of the members of the Company's Compensation and Nominating Committee. The Committee's broad powers include authority, within the limitations provided in the amended 1994 Long Term Incentive Plan, to select the eligible employees to receive Awards, to determine the type, amount and terms and conditions of Awards and to construe and interpret and correct defects, omissions and inconsistencies in the amended 1994 Long Term Incentive Plan and agreements relating thereto.

     The Board of Directors may at any time and from time to time amend, suspend or terminate the amended 1994 Long Term Incentive Plan in whole or in part, provided, however, that, unless required by law, no amendment may impair the rights of a participant with respect to outstanding Awards without the participant's consent. Moreover, without the approval of the stockholders, no amendment may be made that would (i) increase the aggregate number of shares of Class A Nonvoting Common Stock that may be issued, (ii) change the definition of eligible employees, (iii) decrease the option price of any Stock Option to less than 100% of the fair market value on the date of grant for an Incentive Stock Option or to less than 85% of the fair market value on the date of grant for a Non-Qualified Stock Option, or
(iv) extend the maximum option period under the amended 1994 Long Term Incentive Plan.

Eligibility

     Key employees of the Company and its designated subsidiaries as determined by the Committee, including the Company's executive officers, are eligible to be granted Awards under the amended 1994 Long Term Incentive Plan. Currently, approximately 900 employees are eligible to receive Awards under the amended 1994 Long Term Incentive Plan.

Shares Reserved

     The maximum number of shares that may be issued under the amended 1994 Long Term Incentive Plan, as amended, or with respect to which Non-Tandem Stock Appreciation Rights may be granted is 17,300,000 shares of the Company's Class A Nonvoting Common Stock, of which 9,945,680 shares have been issued and 208,100 shares are subject to Non-Tandem Stock Appreciation Rights as of September 21, 1999. Unexercised Options (except those that relate to another Right or Award under the amended 1994 Long Term Incentive Plan that is exercised) that expire, terminate or are canceled, or are settled other than in Class A Nonvoting Common Stock, become again available for Awards under the amended 1994 Long Term Incentive Plan.

     The number and kind of shares to which Awards under the amended 1994 Long Term Incentive Plan, and the purchase price thereof, are subject to appropriate adjustment in the event of certain changes in the capital stock of the Company, including stock dividends and splits, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchanges of shares, and certain distributions, reclassifications and warrants, options and rights offerings.

Stock Options

     Stock Options may be Incentive Stock Options, which are intended to qualify under Section 422 of the Internal Revenue Code, or Non-Qualified Stock Options, which are not intended to so qualify. The exercise price of an Incentive Stock Option may not be less than 100% of the Fair Market Value of the Class A Nonvoting Common Stock at grant and its term may not exceed 10 years from the date of grant. The exercise price of a Non-Qualified Stock Option may not be less than 85% of the Fair Market Value at grant and its term may not exceed 10 years and one day from the date of grant. The Company intends that compensation attributable to Stock Options with an exercise price no less than 100% of the Fair Market Value of the underlying stock on the date of grant will not be subject to the deduction limitation of Section 162(m) of the Internal Revenue Code. See "U.S. Federal Income Tax Consequences." So long as the Class A Nonvoting Common Stock remains listed on the New York Stock Exchange, "Fair Market Value" is the mean between the high and low sales prices on the New York Stock Exchange on the applicable date. Unless determined by the Committee at grant, no Stock Option may be exercised prior to the first anniversary of the date of grant. The Committee may substitute new Stock Options for previously granted Stock Options having higher exercise prices.

     A Stock Appreciation Right is the right to receive the difference, either in cash or in Class A Nonvoting Common Stock, between the fair market value of a share of Class A Nonvoting Common Stock as of the date of exercise and as of the date of award. Tandem Stock Appreciation Rights are granted in conjunction with all or part of a Stock Option and Non-Tandem Stock Appreciation Rights are granted without reference to all or part of a Stock Option.

     Generally, the term and exercisability of a Tandem Stock Appreciation Right are the same as the related Stock Option, and the Tandem Stock Appreciation Right may be exercised only by surrendering the applicable portion of the related Stock Option. The term and exercisability of a Non-Tandem Stock Appreciation Right are determined by the Committee, but the term shall not exceed 10 years and one day from the date of grant.

     The Committee may provide for Stock Options and Stock Appreciation Rights to be exercisable in installments. Except as provided above, no Stock Option or Stock Appreciation Right may be transferred by the recipient otherwise than by will or the laws of descent and distribution. A Stock Option agreement may provide that the Stock Option be settled upon exercise by the delivery of Performance Shares or Restricted Stock valued at fair market value.

     No employee may be granted either Stock Options or Non-
Tandem Stock Appreciation Rights, or both, with respect to a total of more than 1,200,000 shares of Class A Nonvoting Common
Stock during any fiscal year of the Company.

     If the participant's employment terminates by reason of death, disability or retirement, generally any outstanding Stock Option or Stock Appreciation Right will vest fully and be exercisable until the first anniversary of the date of death or the third anniversary of the date of termination by disability or retirement, or until expiration of the Award, if earlier. Upon termination for any other reason, any Stock Option or Stock Appreciation Right will immediately terminate, except that a previously vested Award will be exercisable for the lesser of three months or the balance of the Award's term if the participant is terminated involuntarily without cause.

Restricted Stock

     Restricted Stock are shares of Class A Nonvoting Common Stock awarded under the amended 1994 Long Term Incentive Plan subject to such transferability restrictions and other terms and conditions as the Committee may determine, including purchase price (if any), restriction period, vesting schedule (including whether restrictions lapse upon termination of employment) and requirement of attainment of performance goals. The Committee may, in its discretion, provide for the lapse, acceleration or waiver of any restrictions, in whole or in part. The participant has all the rights of a stockholder with respect to the shares of Restricted Stock, including the right to receive dividends. As of September 21, 1999, 620,908 shares of Class A Nonvoting Common Stock have been issued and are outstanding under the amended 1994 Long Term Incentive Plan as Restricted Stock.

     No more than 10% of the shares of Class A Nonvoting Common
Stock issuable under the 1994 Long Term Incentive Plan may be issued under the amended 1994 Long Term Incentive Plan as Restricted Stock.

Performance Units and Performance Shares

     A Performance Unit is the right to receive a fixed dollar amount in cash or Class A Nonvoting Common Stock based on the attainment during a Performance Cycle (determined by the Committee) of such performance goals or other factors or criteria as the Committee determines. A Performance Share is the right to receive Class A Nonvoting Common Stock or cash of an equivalent value at the end of a specified Performance Period (determined by the Committee) based on the attainment during the Performance Period of such performance goals or other factors or criteria as the Committee determines. Unless otherwise determined by the Committee, a participant is not entitled to receive dividends on the Class A Nonvoting Common Stock covered by a Performance Share Award.

     Generally, neither Performance Units nor Performance Shares may be transferred by the participant. At the end of the Performance Cycle or Performance Period, the Committee determines the extent to which any pertinent performance goals have been achieved and the percentage of Performance Units or number of Performance Shares that have vested. The Committee may, in its discretion, provide for accelerated vesting of Performance Units and Performance Shares.

     The material terms of Performance Shares awarded under the 1994 Long Term Incentive Plan, including the relevant business criteria, maximum amount and eligible employees, are being submitted to stockholders at this Annual Meeting.

Other Stock-Based Awards and Exchanges

     Other Awards of Class A Nonvoting Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Class A Nonvoting Common Stock may be granted under the amended 1994 Long Term Incentive Plan subject to such terms and conditions, including price, dividend entitlement, vesting and transferability, as the Committee determines. In addition, the Committee may, in its discretion, permit a participant to elect to receive an Award under the amended 1994 Long Term Incentive Plan in lieu of any other compensation from the Company.

Change in Control

     Generally, in the event of a change in control of the Company, all outstanding Stock Options and Stock Appreciation Rights become fully vested and immediately exercisable in their entirety, all Performance Units and Performance Shares become vested, at a minimum, as if the applicable Performance Cycle or Performance Period had ended upon the change in control, with performance goals measured at such time, and all restrictions on Restricted Stock lapse. Benefits under the amended 1994 Long Term Incentive Plan will be reduced to the extent necessary to prevent any portion of such benefits from being considered "excess parachute payments" under Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to the participant upon a change in control.

U.S. Federal Income Tax Consequences

     The following summary describes the U.S. federal income tax consequences of the amended 1994 Long Term Incentive Plan.

     Stock Options. No income will be recognized by the holder and the Company will not be entitled to a deduction at the time of grant of either a Non-Qualified Stock Option or an Incentive
Stock Option.

     On exercise of a Non-Qualified Stock Option, the amount by which the fair market value of the Class A Nonvoting Common Stock on the date of exercise exceeds the option exercise price will be taxable to the holder as ordinary income and, subject to satisfying applicable withholding requirements and any deduction limitation under Section 162(m), deductible by the Company. The subsequent disposition of shares acquired upon exercise of a Non-Qualified Stock Option will ordinarily result in capital gain or loss.

     On exercise of an Incentive Stock Option, the holder will not recognize any income and the Company will not be entitled to a deduction. However, for purposes of the alternative minimum tax, the exercise of an Incentive Stock Option will be treated as an exercise of a Non-Qualified Stock Option. Accordingly, the exercise of an Incentive Stock Option may result in an alternative minimum tax liability.

     The disposition of shares acquired upon exercise of an Incentive Stock Option will ordinarily result in capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an Incentive Stock Option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will recognize ordinary income, in the amount of the excess of the fair market value of the shares of Class A Nonvoting Common Stock on the date the option was exercised over the option exercise price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the Option will generally be capital gain.
Subject to any deduction limitation under Section 162(m), the Company will be entitled to a deduction equal to the amount of ordinary income recognized by a holder.

     If an Option is exercised through the use of Class A Nonvoting Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the option is an Incentive Stock Option, and the previously owned shares were acquired on the exercise of an Incentive Stock Option or other tax-qualified stock option (such as shares received under the Company's Employee Stock Purchase
Plan), and the holding period requirement for those shares is not satisfied at the time they are used to exercise the Option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above.

     Stock Appreciation Rights. The amount of any cash (or the fair market value of any Class A Nonvoting Common Stock) received upon the exercise of a stock appreciation right under the amended 1994 Long Term Incentive Plan will be includible in the employee's ordinary income and, subject to satisfying applicable withholding requirements and any deduction limitation under
Section 162(m), deductible by the Company.

     Other Awards. Under Section 83(b) of the Internal Revenue Code, an employee may elect to include in ordinary income, as compensation at the time Restricted Stock is first issued, the excess of the fair market value of such shares at the time of issuance over the amount paid, if any, by the employee for such shares. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a Restricted Stock award until such shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income and, subject to satisfying applicable withholding requirements and any deduction limitation under
Section 162(m), the Company will be entitled to a deduction in an amount equal to the excess of the fair market value of the Class A Nonvoting Common Stock on the date of lapse over the amount paid, if any, by the employee for such shares. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the Restricted Stock prior to the lapse of the restrictions or risk of forfeiture will be included in the employee's ordinary income as compensation at the time of receipt.

     Generally, an employee will not recognize any taxable income and the Company will not be entitled to a deduction upon the award of Performance Shares or Performance Units. At the time the employee receives the distribution in respect to the Performance Shares or the Performance Units, the fair market value of shares of Class A Nonvoting Common Stock or the amount of any cash received in payment for such Awards generally is taxable to the employee as ordinary income and, subject to the deduction limitation under Section 162(m), deductible by the Company.

     Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year, but does not disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Company has structured and intends to implement the amended 1994 Long Term Incentive Plan (except with respect to Awards of Restricted Stock, Performance Shares and Stock Options with an exercise price less than the Fair Market Value of the underlying shares on the date of grant) so that compensation resulting therefrom would be qualified "performance-based compensation." To allow the Company to so qualify such compensation, the Company is seeking stockholder approval of the amendment to the 1994 Long Term Incentive Plan.

Effect on Earnings

     Currently, neither the grant nor the exercise of a Stock Option will result in any charge to pretax earnings. Grants of Restricted Stock result in a charge to pretax earnings over the restriction period for the fair market value of the stock at the date of issuance. All other Awards provided for under the amended 1994 Long Term Incentive Plan will require a pretax charge to earnings accrued over an appropriate period of time, based on the difference between fair market value of the shares or Award and the grant price.

New Plan Benefits

     The following table shows the benefits, to the extent currently determinable, that will be received in fiscal 2000 by the individuals listed below. The closing price of the Class A Nonvoting Common Stock on the New York Stock Exchange (Composite Transactions) on September 21, 1999 was $00.0000. The Performance Shares that were awarded in 1999 under the 1994 Long Term Incentive Plan, subject to stockholder approval, are shown in the table under "Long Term Incentive Plans-Awards in the Last Fiscal Year" above.

                                  Number of              2000-2002 Performance Shares
            Name                  Options/SARs     Threshold(1)  Target(1)     Maximum(1)
 Thomas O. Ryder                   160,000          9,856        19,711       59,133
 M. John Bohane                     55,000          3,865         7,730       23,190
 Gregory G. Coleman                 38,500          2,809         5,617       16,851
 George S. Scimone                  38,500          2,809         5,617       16,851
 Christopher P. Willcox             30,000          2,809         5,617       16,851
 All executive officers            541,800         35,559        71,118       213,354
 All Directors who are not         N/A             N/A           N/A          N/A
 executive officers
 All employees, excluding        1,363,700         16,515        33,030       99,090
 executive officers

(1)In fiscal 2000, the Company granted long term incentive awards under the 1994 Long Term Incentive Plan pursuant to which participants will receive at the end of the fiscal year
   2000-2002 Performance Cycle the value of the number of Performance Shares shown, respectively, based on the Company's performance in relation to the achievement of performance goals relating to operating income, earnings per share, and total shareholder return relative to peers.

Vote Required for Approval

     The affirmative vote of a majority of the shares of Class B
Voting Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 2 at the Meeting is required for approval of Proposal No. 2.

     Stockholder approval of the amended 1994 Long Term Incentive
Plan is being sought in order to allow the Company to qualify certain compensation received under the amended 1994 Long Term
Incentive Plan for tax deductibility under Section 162(m) of the Internal Revenue Code. If no contrary indication is made, proxy cards in the accompanying form are to be voted for approval of Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3--APPROVAL OF BUSINESS CRITERIA, MAXIMUM AMOUNT AND
  ELIGIBLE EMPLOYEES FOR PERFORMANCE SHARES UNDER THE 1994 KEY
                EMPLOYEE LONG TERM INCENTIVE PLAN

     In September 1998 and August 1999, the Compensation and
Nominating Committee (the "Committee") approved the material terms of the performance goals applicable to Performance Shares awarded under The Reader's Digest Association, Inc. 1994 Key
Employee Long Term Incentive Plan (the "1994 Long Term Incentive
Plan"). The Board of Directors of the Company is soliciting stockholder approval of the material terms of the performance goals so that awards of Performance Shares may comply with the requirements of Section 162(m) of the Code for deductibility of compensation paid to certain executive officers. Amounts payable or shares deliverable to participants relating to Performance
Shares will not be paid or delivered unless and until the material terms are approved by the Company's stockholders.

     Performance Shares are awards of shares of Class A Nonvoting
Common Stock awarded under the 1994 Long Term Incentive Plan
(subject to such transfer restrictions and other restrictions as the Committee may determine) or the value of such shares based on the average closing price of the Class A Nonvoting Common Stock over the last 20 trading days of the Performance Cycle. The payment or delivery of Performance Shares is subject to the attainment of specified performance goals with respect to Performance Cycles of two or more years. The provisions of the 1994 Long Term Incentive Plan were previously approved by the Board of Directors and the stockholders of the Company.

     Performance Shares are an integral part of the Company's executive compensation program, designed to attract, retain and reward key employees and to provide an incentive for participants to perform in a way that directly benefits stockholders. The material terms of the performance goals applicable to Performance
Shares are the following:

1. Business Criteria. The performance goals applicable to Performance Shares will be based on any one or more of the following business criteria relating to the Company or any subsidiary, division or other unit of the Company: revenue, net income, net income per share, operating income, earnings per share, cash flow, EBITDA, total shareholder return, total shareholder return relative to peers, financial returns
(including without limitation; return on assets, return on equity and return on investment), cost reduction targets, customer satisfaction, customer growth and employee satisfaction. The formula for any such award may include or exclude items to measure the specific objectives, such as losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, core process redesigns, structural changes/outsourcing, and foreign exchange impacts.

2. Maximum Amount. Performance Cycles will be two to five years, as specified by the Committee. Two or more Performance
Cycles may overlap, but no two Performance Cycles may consist entirely of the same period. The aggregate amount paid to any employee with respect to awards of Performance Shares with respect to a Performance Cycle, will not exceed 400,000
Performance Shares. This maximum amount is a limitation and does not represent a target award of Performance Shares.

3. Eligible Employees. The employees eligible to receive awards of Performance Shares under the 1994 Long Term Incentive
Plan will be the executive officers of the Company and such other key employees of the Company and its designated subsidiaries as are determined by the Committee. Approximately 19 executive officers and key employees of the Company are eligible to receive awards of Performance Shares.

     Prior to any payments being made or shares delivered with respect to Performance Shares, the Committee will certify in writing that all of the applicable performance goals relating to the award have been met. A participant's award may be reduced by the Committee at any time before payment or delivery of shares.

     Nothing in these terms precludes the Committee from making any payments or granting any awards whether or not such payments or awards qualify for tax deductibility under Section 162(m).

New Plan Benefits

     The benefits, to the extent currently determinable, that will be received in fiscal 2000 by the individuals are shown under Proposal No. 2.

Vote Required for Approval

The affirmative vote of a majority of the shares of Class B
Voting Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 3 at the Meeting is required for approval of Proposal No. 3. Any shares not voted on Proposal No.
3, whether by abstention, broker non-vote or otherwise, will have the effect of a negative vote.

Stockholder approval of the material terms of the performance goals of Performance Shares is being sought in order to qualify certain compensation thereunder as "performance based" under
Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year, but does not disallow a deduction for qualified
"performance-based compensation" the material terms of whose performance goals are disclosed to and approved by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE APPROVAL OF PROPOSAL NO. 3.

  PROPOSAL NO. 4--APPROVAL OF BUSINESS CRITERIA, MAXIMUM AMOUNT
                     AND ELIGIBLE EMPLOYEES
            FOR THE SENIOR MANAGEMENT INCENTIVE PLAN

     In August 1999, the Compensation and Nominating Committee
(the "Committee") approved the Senior Management Incentive Plan
(the "SMIP"). A copy of the SMIP is included at the end of this Proposal. The Board of Directors of the Company is soliciting stockholder approval of the material terms of the performance goals of awards under the SMIP so that they may comply with the requirements of Section 162(m) of the Internal Revenue Code for deductibility of compensation paid to certain executive officers.
Amounts payable to participants under the SMIP will not be paid unless and until the material terms of the performance goals of awards under the SMIP are approved by the Company's stockholders.

     Pursuant to the SMIP, participants will receive annual incentive compensation awards in cash, based on the achievement of specified performance goals. The SMIP is an integral part of the Company's executive compensation program, designed to attract, retain and reward key employees and to provide an incentive for participants to perform in a way that directly benefits stockholders. The material terms of the performance goals applicable to the SMIP are as follows.

1. Business Criteria. The performance goals applicable to awards under the SMIP will be based on any one or more of the following business criteria relating to the Company or any subsidiary, division or other unit of the Company: revenue, net income, net income per share, operating income, earnings per share, cash flow, EBITDA, total shareholder return, total shareholder return relative to peers, financial returns
(including without limitation; return on assets, return on equity, return on investment), cost reduction targets, customer satisfaction, employee satisfaction and customer growth. The formula for any such award may include or exclude items to measure the specific objectives, such as losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, core process redesigns, structural changes/outsourcing, and foreign exchange impacts.

2. Maximum Amount. The amount paid to any employee with respect to any award will not exceed $2,500,000. This maximum amount is a limitation and does not represent a target award.

3. Eligible Employees. The employees eligible to receive awards under the SMIP will be the executive officers and other key employees of the Company and its designated subsidiaries as are determined by the Committee. Although it is intended that the persons receiving awards under the SMIP will be the Company's
Chief Executive Officer and its four other most highly compensated executive officers, other executive officers and key employees are also eligible under the SMIP to receive awards.
Approximately 10 executive officers and other key employees of the Company are eligible to receive awards under the SMIP.

     A participant's award may be reduced by the Committee at any time before payment. Prior to any payments being made, the Committee will certify in writing that all of the applicable performance goals relating to the pertinent award have been met.

     Nothing in these terms precludes the Committee from making any payments or granting any awards whether or not such payments or awards qualify for tax deductibility under Section 162(m).

New Plan Benefits

     The following table shows the benefits, to the extent currently determinable, that will be received under the SMIP in fiscal 2000 by the individuals listed below.

                                      Fiscal 2000 SMIP Awards (dollars)
           Name              Threshold(1)    Target(1)       Maximum(1)

 Thomas O. Ryder              585,000        780,000         1,560,000

 M. John Bohane               207,750        277,000         554,000

 Gregory G. Coleman           146,250        195,000         390,000

 George S. Scimone            146,250        195,000         390,000

 Christopher P. Willcox       146,250        195,000         390,000

 All executive officers     1,618,500        2,158,000       4,316,000

 All Directors who are not        N/A        N/A             N/A
 executive officers

 All employees, excluding     129,000        172,000         344,000
 executive officers

(1)In fiscal 2000, the Company granted awards under the SMIP pursuant to which participants will receive at the end of the fiscal year 2000 an amount dependent upon the achievement of the performance goals relating to operating income.

Vote Required for Approval

     The affirmative vote of a majority of the shares of Class B
Voting Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 4 at the Meeting is required for approval of Proposal No. 4. Any shares not voted on Proposal No.
4, whether by abstention, broker non-vote or otherwise, will have the effect of a negative vote.

     Stockholder approval of the material terms of the performance goals of awards under the SMIP is being sought in order to qualify certain compensation thereunder as "performance based" under Section 162(m) of the Internal Revenue Code.
Section 162(m) generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year, but does not disallow a deduction for qualified
"performance-based compensation" the material terms of whose performance goals are disclosed to and approved by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE APPROVAL OF PROPOSAL NO. 4.

                                      EXHIBIT 1 TO PROPOSAL NO. 4

              THE READER'S DIGEST ASSOCIATION, INC.


                SENIOR MANAGEMENT INCENTIVE PLAN


                            ARTICLE I
                       Purpose of the Plan

     1.1    The purpose of the Senior Management Incentive Plan
(the "Plan") of The Reader's Digest Association, Inc. (the
"Company") is to advance the interests of the Company by providing executive officers and other key employees of the Company and its designated Subsidiaries (defined below) with additional incentive to promote the success of the business and to increase their vested interest in the success of the business and to increase their vested interest in the success of the Company, and to encourage them to remain employees, through the making of certain incentive cash bonus awards ("awards") linked to performance goals.

                           ARTICLE II
                   Administration of the Plan

2.1 The Plan shall be administered and interpreted by a committee (the "Committee") appointed from time to time by the Board of Directors of the Company (the "Board") and consisting of three or more Directors. Members of the Committee shall not be eligible to participate in the Plan.

2.2 The Committee shall have full authority to make or withhold awards, to construe and interpret the terms and provisions of the Plan and any award made hereunder, to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable, and to otherwise supervise the administration of this Plan.

2.3 The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any award made hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect.

2.4 Any decision, interpretation or other action made or taken in good faith by or at the direction of the Board or the Committee arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

2.5 No member of the Board, no employee of the Company and no member of the Committee (nor the Committee itself) shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself. The Company or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

2.6 For purposes of this Plan, "designated Subsidiaries" shall mean such subsidiaries of the Company, 80 percent or more of the voting capital stock of which is owned, directly or indirectly, by the Company, which are designated from time to time by the Committee.

                           ARTICLE III
                           Eligibility

3.1 Eligible employees include employees of the Company and the designated Subsidiaries who are executive officers and other key employees. "Participants" shall mean all such eligible employees designated by the Committee.

3.2 A Participant who ceases to be employed by the Company or a designated Subsidiary by reason of:

     (i) transfer at the Company's request to an Affiliate (as defined in Section 414 of the Internal Revenue Code of 1986, as amended);

     (ii)   death;

     (iii)  disability (as defined under the terms of The
     Reader's Digest Association, Inc. Long Term Disability
     Plan); or

     (iv) "early" or "normal" retirement (as defined under the terms of The Reader's Digest Association, Inc. Retirement
     Plan) (in each case, whether or not such Participant is covered by such plan);

shall be eligible for an award (or portion thereof) for the fiscal year in which the transfer, death or disability occurs, only if and to the extent the goals described in Article IV have been met and the Committee shall decide in its sole discretion;
provided, however, that the award will be for the portion of the year the Participant was employed determined by multiplying the final award by a fraction the numerator or which is the number of months the Participant is employed and the denominator of which is the number of months in the applicable performance cycle.

3.3 A Participant who ceases to be employed by the Company or a designated Subsidiary for any reason other than those enumerated in Section 3.2 above, shall not be eligible for an award in respect of the fiscal year in which such termination of employment by the Company or a designated Subsidiary occurs. For the purposes of this Section, it shall not be considered a termination of employment when a Participant is transferred from the Company or a designated Subsidiary to another designated
Subsidiary or to the Company or to any affiliate as defined in
Section 414 of the Internal Revenue Code of 1986, as amended.

                           ARTICLE IV
                      Awards Under the Plan

4.1 For each fiscal year, the Committee shall establish a performance threshold based on one or more of the performance goals set forth in Section 4.3 which must be attained in order for any awards to be paid.

4.2 For each fiscal year, the Committee shall establish individual incentive targets for awards under the Plan and shall establish performance goals relating to (a) financial performance based on one or more of the performance goals set forth in
Section 4.3, and (b) individual performance during that fiscal year.

4.3 For purposes of Sections 4.1 and 4.2, the performance goals shall be based on any one or more of the following business criteria relating to the Company or any subsidiary, division or other unit of the Company: revenue, net income, net income per share, operating income, earnings per share, cash flow, EBITDA, total shareholder return, total shareholder return relative to peers, financial returns (including without limitation, return on assets, return on equity and return on investment), cost reduction targets, customer satisfaction, customer growth and employee satisfaction. The formula for any such award may include or exclude items to measure the specific objectives, such as losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, core process redesigns, structural changes/outsourcing, foreign exchange impacts.

4.4 For each fiscal year, the Committee shall establish a formula for funding an incentive pool consisting of the maximum aggregate awards that would be available to all Participants under the Plan pursuant to the individual award targets.

4.5 No later than 90 days after the commencement of the fiscal year, the Committee shall establish the individual awards targets
(by grade level) and performance goals pursuant to Sections 4.1, 4.2, and 4.3 and shall, in its discretion, approve an incentive pool based on the funding formula pursuant to Section 4.2.

4.6 Promptly after the end of a fiscal year, the Committee shall determine the extent to which performance goals for that fiscal year have been achieved and shall determine the allocation of individual awards to Participants, with the amount based on
Section 4.2(a) above; provided that 50% of such amount may be reduced by the Committee in its discretion based on Section
4.2(b).

4.7 The Committee shall review and, in its discretion, shall certify the achievement of the applicable financial performance goals and the individual performance goals of each executive officer of the Company who is a Participant.

4.8 The Committee may, but need not, pay out the full amount of the incentive pool for any fiscal year. Any reduction of any award to an executive officer will not result in an increase in the amount payable to another executive officer.

4.9 Each award made under the Plan shall be paid or allocated as soon as practicable after the close of the fiscal year, except as provided in Article V and unless otherwise determined by the Committee. The Committee, in its sole discretion, may permit a Participant to defer payment of his award under The Reader's
Digest Association, Inc. Deferred Compensation Plan, as such plan may be modified from time to time, or any other plan applicable to the Participant.

4.10 In the event of the death of a Participant after the making of the award but prior to the payment of his award hereunder, payment shall be made to such beneficiary or beneficiaries as the Participant shall have previously designated in writing. Such designation shall not be effective unless filed with the Company. If there is no effective designation of a beneficiary at the time of the Participant's death, or in the event that the designated person or persons shall predecease such Participant, any such award payable shall be made to the Participant's estate or legal representative.

4.11 The amount paid to any employee with respect to any award shall not exceed $2,500,000.

                            ARTICLE V
              Amendment or Termination of the Plan

5.1 Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that any such amendment, suspension or termination may not, without the Participant's consent, adversely affect any of the awards theretofore made to him under the Plan.

                           ARTICLE VI
                          Miscellaneous

6.1 No person shall have any claim or right to be made an award under the Plan, and neither this Plan, the establishment of any goals or standards nor the making of an award under this Plan shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall there be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

6.2 Except by will or the laws of descent and distribution, no right or interest in any award made under this Plan shall be assignable or transferable, and no right or interest of any Participant hereunder shall be subject to any lien, obligation or liability of such Participant.

6.3 The Company will bear all expenses incurred in administering this Plan.

6.4 This Plan and the obligations of the Company hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may from time to time be required. The
Board may make such changes in this Plan as may be necessary or desirable, in the opinion of the Board, to comply with the laws, rules and regulations of any governmental or regulatory authority, or to be eligible for tax benefits under the Code, or any other laws or regulations of any Federal, state, local or foreign government.

6.5 The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require prior to the payment of any amount hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

6.6 No assets shall be segregated or earmarked in respect of any award hereunder and no Participant shall have any right to assign, transfer, pledge or hypothecate his interest, or any portion thereof, in his award. The Plan and the making of awards hereunder shall not constitute a trust.

6.7 This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

6.8 Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. The titles to Articles of this Plan are intended solely as a convenience and shall not be used as an aid in construction of any provisions thereof.

6.9    This Plan shall be known as "The Reader's Digest
Association, Inc. Senior Management Incentive Plan."

6.10 The material terms consisting of the business criteria, maximum amount, and eligible employees shall be subject to the approval of the stockholders before payments may be made.

    PROPOSAL NO. 5-AMENDMENT OF THE COMPANY'S CERTIFICATE OF
  INCORPORATION SO THAT THE ISSUANCE OR SALE OF CLASS B VOTING
     COMMON STOCK TO ANY EMPLOYEE BENEFIT PLAN WILL REQUIRE
   APPROVAL BY VOTE OF THE CLASS B VOTING COMMON STOCKHOLDERS

     On September 24, 1999, the Company entered into a Share
Exchange Agreement with the DeWitt Wallace-Reader's Digest Fund,
Inc. and the Lila Wallace Reader's Digest Fund, Inc. Under the terms of the Share Exchange Agreement, on September 24, 1999, the
Company transferred 4,015,283 shares of Class A Nonvoting Common
Stock to the DeWitt Wallace Fund in exchange for 4,641,946 shares of Class B Voting Common Stock held by the DeWitt Wallace Fund and transferred 4,015,284 shares of Class A Nonvoting Common
Stock to the Lila Wallace Fund in exchange for 4,641,947 shares of Class B Voting Common Stock held by the Lila Wallace Fund.
After the exchanges, each of the Funds owns approximately 25% of the outstanding Class B Voting Common Stock. The exchanges were effected by the Funds in accordance with their previously disclosed intnetion to reduce their aggregate holdings of Class B
Voting Common Stock to 50% by January 2000, in order to avoid the imposition of excise taxes.

     Under the terms of the Share Exchange Agreement, the Company was required to confirm that the Company's Board of Directors had adopted a resolution proposing and declaring advisable amendments to the Company's Certificate of Incorporation in the following form.

            RESOLVED, that subparagraph (2) of paragraph
       (b) of Article V of the Restated Certificate of
       Incorporation of The Reader's Digest Association,
       Inc. (the "Corporation") be, and it hereby is, amended and restated in its entirety to read as follows:

                 (a) To provide for the
            issuance, from time to time, of the shares of stock of the Corporation, whether now or hereafter authorized, for such consideration and on such terms and conditions as it may lawfully fix from time to time; and all shares so issued, the full consideration for which has been paid, shall be deemed fully paid and nonassessable; provided, however, that (i) authorized but unissued shares of capital stock of the Corporation having any voting rights in addition to those prescribed by law shall only be issued if such issuance is approved by vote of the holders of shares of Class B Voting Common Stock and (ii) issued shares of capital stock of the Corporation having any voting rights in addition to those prescribed by law which are owned by the Corporation shall only be sold, assigned, transferred or otherwise disposed of by the Corporation if such sale, assignment, transfer or other disposition is approved by vote of the holders of shares of Class B Voting Common Stock, except that no such approval shall be required in the case of either clause (i) or (ii) for (A) the issuance or sale, assignment, transfer or other disposition of shares of Class B Voting
            Common Stock to the holders of shares of Class B Voting Common Stock in payment of a dividend or other distribution declared by the Board of Directors upon the common stock of the Corporation that is payable in common stock of the Corporation, or (B) the issuance or sale, assignment, transfer or other disposition of Preference Stock having only the voting rights described in paragraph
            (k)(B)(ii) of Article IV.

The Company also agreed to submit the amendment to its stockholders, along with the recommendation of the Board of Directors, for approval at the 1999 Annual Meeting. Accordingly, the Board of Directors is soliciting the adoption by stockholders of the resolution described above.

The proposed amendment ensures that the Funds' ownership of Class B
Voting Common Stock cannot be diluted below 50% without the consent of holders of a majority of the shares of Class B Voting Common Stock.
The Company agreed to recommend the amendment and to submit the amendment to its stockholders at the Annual Meeting because the Company believes that the terms of the Share Exchange Agreement (including the proposed amendment) are beneficial to the Company. The Company believes that, among other things, the terms of the Share Exchange Agreement facilitated an orderly reduction by the Funds of their shares of Class B Voting Common
Stock without unduly affecting the market price of such shares.

Vote Required for Approval

     The affirmative vote of a majority of the shares of Class B
Voting Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 5 at the Meeting is required for approval of Proposal No. 5. Any shares not voted on Proposal No.
5, whether by abstention, broker non-vote or otherwise, will have the effect of a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE APPROVAL OF PROPOSAL NO. 5.


       SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS


     Pursuant to Securities and Exchange Commission rules and the Company's By-Laws, proposals of stockholders intended to be submitted at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before June 2, 2000 to be eligible for inclusion in the Company's notice of meeting, proxy statement and accompanying proxy card for such meeting or to be introduced from the floor at such meeting.

     The Company's By-Laws also provide that notice of proposed stockholder nominations for election of directors must be given to the Corporate Secretary of the Company not less than 14 or more than 50 days prior to a meeting called to elect directors.
Such notice must contain certain information about each proposed nominee including age, business and residence addresses, principal employment, number of shares of Class B Voting Common
Stock beneficially owned (with evidence of such ownership) and such other information as would be required in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director if elected.


                          MISCELLANEOUS

     The Board of Directors is not aware at the date hereof of any matter proposed to be presented at the Meeting other than Proposals contained in this Proxy Statement. If any other matter is properly presented, the persons named in the accompanying proxy card will have discretionary authority to vote thereon according to their best judgment.

     It is expected that a member of KPMG LLP, the Company's independent auditors, will attend the Annual Meeting to respond to any appropriate questions that may be asked by stockholders.

     The Company's Annual Report to Stockholders has been mailed to stockholders separately. It is not to be deemed a part of the proxy solicitation material and is not incorporated herein by reference.

     A copy of the Company's 1999 annual report on Form 10-K filed with the Securities and Exchange Commission (without exhibits) will be made available to stockholders without charge upon request to the Vice President, Investor Relations, The
Reader's Digest Association, Inc., Pleasantville, NY  10570-7000.
This report is also available to the public at the SEC's Web site at http://www.sec.gov. A copy of an equal opportunity report prepared by the Company will be made available without charge upon request to the Vice President, Strategy and Staffing, The
Reader's Digest Association, Inc., Pleasantville, NY  10570-7000.
This report is also available to the public at the Company's Web site at http://www.readersdigest.com.

                                  By   Order  of  the  Board   of
                                  Directors:


                                  /s/C.H.R. DUPREE
                                  C.H.R. DuPree
                                  Vice  President  and  Corporate
                                  Secretary
October __, 1999


    Driving Directions to Reader's Digest Global Headquarters


From Manhattan

From East Side, take I-87 north (Major Deegan Thruway) into
Yonkers to exit 5, "Central Park Avenue, Route 100."  Proceed on
Route 100 north for 1 mile to entrance to Sprain Brook Parkway
(left turn). Continue on Sprain Brook Parkway north approximately 12 miles to exit for Saw Mill River Parkway north.
Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

From West Side, take the West Side Highway north to the Henry
Hudson Parkway north to the Saw Mill River Parkway north.
Continue on the Saw Mill River Parkway north approximately 20 miles to the traffic light at the Reader's Digest Road exit (Exit
33). Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From Dutchess or Putnam County

Take I-84 south to the I-684 south approximately 10 miles to Saw
Mill River Parkway south.  Bear right onto Exit 5 entering Saw
Mill River Parkway south and continue approximately 7 miles to traffic light at Reader's Digest Road exit. Turn left at exit and bear right to top of hill proceeding around the Reader's
Digest headquarters.  At the traffic light, turn left onto Route
117 and make another immediate left into the Reader's Digest main entrance.


From New Jersey

Take the I-287 east (Tappan Zee Bridge) to Exit 1 for Saw Mill
River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest
Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From Connecticut

Take I-95 south to Exit 21 to I-287. Proceed on I-287 to Exit 3 for Sprain Brook Parkway north. Take Sprain Brook Parkway north approximately 4 miles to exit for Saw Mill River Parkway north.
Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

Reader's Digest and the Pegasus logo are registered trademarks of
              The Reader's Digest Association, Inc.

       [Recycling Logo]        Printed on recycled paper.



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